EXHIBIT (m)(1)

                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                                 October 1, 1992
                   As Amended and Restated September 21, 1995
                         As Re-Executed February 7, 1997
                    As Amended and Restated November 9, 2000
                    As Amended and Restated November 1, 2005
                  As Amended and Restated as of April 20, 2007

     This Plan (the "Plan") constitutes the DISTRIBUTION AND SHAREHOLDER SERVICES PLAN of BB&T Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Part A of the Plan relates to each series (each a "Fund") and class of the units of participation ("Shares") of the Trust. Part B of the Plan relates to the Shares of the Class A ("A Shares") and /or Class B ("B Shares") and Class C ("C Shares") of particular Funds identified on Schedule A hereto, as such may be amended from time to time.

                                     PART A

     1. The Trust has entered into a Distribution Agreement (the "Agreement") with [__________] (the "Distributor"), under which the Distributor uses all reasonable efforts, consistent with its other business, to secure purchasers for the Trust's Shares. Under the Agreement, the Distributor pays the expenses of printing and distributing any prospectuses, reports and other literature used by the Distributor, advertising, and other promotional activities in connection with the offering of the Trust's Shares for sale to the public.

     2. The Distributor may, subject to the oversight of the Board of Trustees, make payments to securities dealers and other third parties who engage in the sale of Shares or who render shareholder support services, including but not limited to providing office space, equipment and telephone facilities, answering routine inquiries regarding the Trust, processing shareholder transactions and providing such other shareholder services as the Trust may reasonably request.

     3. The Trust will not make separate payments as a result of this Part A of the Plan to the Distributor or any other party, it being recognized that the Trust presently pays, and will continue to pay, a management and administration fee to the Distributor. To the extent that any payments made by the Fund to the Distributor, including payment of management and administration fees, should be deemed to be indirect financing of any activity primarily intended to result in the sale of the Shares issued by the Trust within the context of Rule 12b-1 under the 1940 Act, then such payments shall be deemed to be authorized by this Part A of the Plan.

     4. During the existence of this Part A of the Plan, the Trust shall require the Distributor to provide the Trust, for review by the Trust's Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended (other than amounts expended pursuant to Part B of the Plan) in connection with financing any activity primarily intended to result in the sale of Shares issued by the Trust (making estimates of such costs where necessary or desirable) and the purposes for which such expenditures were made.

                                     PART B

     WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and Shareholder servicing needs of its future investors; and

     WHEREAS, the Board of Trustees, mindful of the requirements imposed by Rule 12b-1 under the 1940 Act, has determined to effect the Plan for the provision of distribution assistance with respect to the A Shares, B Shares and C Shares of each Fund listed on Schedule A hereto and for the provision of Shareholder services with respect to the holders of such Shares of each Fund;

     NOW THEREFORE, the Trust and [__________] (the "Distributor") hereby agree as follows:

     Section 1. Each Fund, the A Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its A Shares a distribution and shareholder services fee (the "A Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the A Share Fee toward the following: (i) compensation for its services in connection with distribution assistance with respect to such Fund's A Shares or for its services in connection with the rendering of Shareholder services to the holders of such Fund's A Shares; (ii) payments to financial institutions and intermediaries (such as insurance companies and investment counselors but not including banks and savings and loan associations), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution assistance or Shareholder services with respect to such Fund's A Shares; or (iii) payments to banks and savings and loan associations, other financial institutions and intermediaries, broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with the provision of Shareholder services to the holders of such Fund's A Shares.

     Section 2. Each Fund, the B Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its B Shares a distribution and shareholder services fee (the "B Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto, or (ii) such fee as may be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the B Share Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to such Fund's B Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of such Fund's B Shares; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to such Fund's B Shares. The maximum amount of the B Share Fee that may be payable by the Fund's B Shares for the aforementioned services and expenses other than services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's B Shares is .75% of the average daily net assets of such Fund's B Shares. The remaining portion of the B Share Fee is payable by the Fund's B Shares only as compensation for services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's B Shares. As provided in the Distribution Agreement, the Distributor may assign its right to receive the B Share Fee to any entity in connection with the sale of a Fund's B Shares.

     Section 3. Each Fund, the C Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its C Shares a distribution and shareholder services fee (the "C Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto, or (ii) such fee as may be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the C Share Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to such Fund's C Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of such Fund's C Shares; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to such Fund's C Shares. The maximum amount of the C Share Fee that may be payable by the Fund's C Shares for the aforementioned services and expenses other than services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's C Shares is .75% of the average daily net assets of such Fund's C Shares. The remaining portion of the C Share Fee is payable by the Fund's C Shares only as compensation for services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's C Shares. As provided in the Distribution Agreement, the Distributor may assign its right to receive the C Share Fee to any entity in connection with the sale of a Fund's C Shares.

     Section 4. The A Share, B Share, and C Share Fees shall be accrued daily and payable monthly, and shall be paid by each Fund to the Distributor irrespective of whether such fee exceeds the amounts paid (or payable) by the Distributor pursuant to Sections 1, 2, and 3 of this Part B.

     Section 5. The Plan shall not take effect with respect to the A Shares, B Shares or C Shares of a Fund until it has been approved by a vote of at least a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund's A Shares, B Shares, or C Shares, respectively, subject to the Plan.

     Section 6. The Plan shall not take effect with respect to the A Shares, B Shares, or C Shares of a Fund until it has been approved, together with any related agreements, by a vote of a majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on the Plan or such agreement.

     Section 7. The Plan shall continue in effect with respect to a class of a Fund for a period of more than one year after it takes effect, provided that such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Section 6.

     Section 8. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 9. The Plan may be terminated with respect to the A Shares, B Shares, or C Shares of a Fund at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding A Shares, B Shares, or C Shares, respectively, of that Fund.

     Section 10. All agreements with any person relating to the implementation of the Plan shall be in writing and any agreement related to the Plan shall provide:

     A. That such agreement, may be terminated with respect to the A Shares, B Shares, or C Shares of a Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding A Shares, B Shares, or C Shares, respectively, of that Fund, on not more than 60 days' written notice; and

     B. That such agreement shall terminate automatically in the event of its assignment.

     Section 11. The Plan may not be amended to increase materially the amount of the A Share, B Share, or C Share Fee with respect to a Fund without approval by Shareholders and Trustees in the manner provided in Sections 5 and 6 hereof, and all material amendments to the Plan with respect to a Fund shall be approved in the manner provided for approval of the Plan in Section 6.

     Section 12. As used herein, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     Section 13. The names "BB&T Funds" and "Trustees of BB&T Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of BB&T Funds entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

[SEAL]                                  By: BB&T FUNDS


                                        By:
                                            ------------------------------------


                                        [____________________]


                                        By:
                                            ------------------------------------

Dated: April __, 2007

                                                       As Revised April 20, 2007

                            Revised Schedule A to the
                   Distribution and Shareholder Services Plan
                              dated October 1, 1992
                    As Amended and Restated November 9, 2000
                    As Amended and Restated November 1, 2005
                     As Amended and Restated April 20, 2007

Name of Funds                                                 Compensation*
-------------                                -----------------------------------------------
BB&T U.S. Treasury Money Market              Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T U.S. Treasury Money Market Fund.

BB&T Short U.S. Government                   Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Short U.S. Government Fund.

BB&T Intermediate U.S. Government            Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Intermediate U.S. Government Fund.

BB&T Large Cap                               Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Large Cap Fund.

BB&T North Carolina Intermediate Tax-Free    Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T North Carolina Intermediate
                                             Tax-Free Fund.

BB&T Small Cap                               Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Small Cap Fund.

BB&T International Equity                    Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T International Equity Fund.

BB&T Capital Manager Conservative Growth     Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Capital Manager Conservative
                                             Growth Fund.

BB&T Capital Manager Moderate Growth         Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Capital Manager Moderate Growth
                                             Fund.

BB&T Capital Manager Growth                  Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Capital Manager Growth Fund.

BB&T Prime Money Market                      Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Prime Money Market Fund.

BB&T South Carolina Intermediate Tax-Free    Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T South Carolina Intermediate
                                             Tax-Free Fund

BB&T Virginia Intermediate Tax-Free          Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Virginia Intermediate Tax-Free Fund

BB&T Equity Index                            Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Equity Index Fund

BB&T Total Return Bond                       Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Total Return Bond Fund

BB&T Mid Cap Growth                          Annual rate of twenty-five one-hundredths of
Fund - A Shares                              one percent (.25%) of the average daily net
                                             assets of the BB&T Mid Cap Growth Fund

BB&T Mid Cap Value                           Annual rate of twenty-five one-hundredths of
Fund - A Shares                              one percent (.25%) of the average daily net
                                             assets of the BB&T Mid Cap Value Fund

BB&T West Virginia Intermediate Tax Free     Annual rate of twenty-five-hundredths of one
Fund - A Shares                              percent (.25%) of the average daily net
                                             assets of the BB&T West Virginia Intermediate
                                             Tax Free Fund

BB&T Capital Manager Equity                  Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Capital Manager Equity Fund

BB&T Kentucky Intermediate Tax-Free          Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Kentucky Intermediate Tax-Free Fund

BB&T Maryland Intermediate Tax-Free          Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Maryland Intermediate Tax-Free Fund

BB&T National Tax-Free Money Market          Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T National Tax-Free Money Market Fund

BB&T Special Opportunities Equity            Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Special Opportunities Equity Fund

BB&T Equity Income                           Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the BB&T Equity Income Fund

Sterling Capital Small Cap Value             Annual rate of fifty one-hundredths of one
Fund - A Shares                              percent (.50%) of the average daily net assets
                                             of the Sterling Capital Small Cap Value Fund

BB&T U.S. Treasury Money Market              Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T U.S.
                                             Treasury Money Market Fund.

BB&T Intermediate U.S. Government            Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T
                                             Intermediate U.S. Government Fund.

BB&T Large Cap                               Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Large Cap
                                             Fund.

BB&T Small Cap                               Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Small Cap
                                             Fund.

BB&T International Equity                    Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T
                                             International Equity Fund.

BB&T Capital Manager Conservative Growth     Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Capital
                                             Manager Conservative Growth Fund.

BB&T Capital Manager Moderate Growth         Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Capital
                                             Manager Moderate Growth Fund.

BB&T Capital Manager Growth                  Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Capital
                                             Manager Growth Fund.

BB&T Prime Money Market                      Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Prime
                                             Money Market Fund.

BB&T Equity Index                            Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Equity
                                             Index Fund

BB&T Total Return Bond                       Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Total
                                             Return Bond Fund

BB&T Mid Cap Growth                          Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Mid Cap
                                             Growth Fund

BB&T Mid Cap Value                           Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Mid Cap
                                             Value Fund

BB&T Capital Manager Equity                  Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T
                                             Capital Manager Equity Fund

BB&T National Tax-Free Money Market          Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T National
                                             Tax-Free Money Market Fund

BB&T Special Opportunities Equity            Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Special
                                             Opportunities Equity Fund

BB&T Equity Income                           Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the BB&T Equity
                                             Income Fund

Sterling Capital Small Cap Value             Annual rate of one percent (1.00%) of the
Fund - B Shares                              average daily net assets of the Sterling
                                             Capital Small Cap Value Fund

BB&T Large Cap                               Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Large Cap
                                             Fund

BB&T International Equity                    Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T
                                             International Equity Fund

BB&T Mid Cap Growth                          Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Mid Cap
                                             Growth Fund

BB&T Prime Money Market                      Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Prime Money
                                             Market Fund

BB&T Mid Cap Value                           Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Mid Cap
                                             Value Fund

BB&T U.S. Treasury Money Market              Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T U.S.
                                             Treasury Money Market Fund

BB&T Intermediate U.S. Government            Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T
                                             Intermediate U.S. Government Fund

BB&T Total Return Bond                       Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Total
                                             Return Bond Fund

BB&T Capital Manager Conservative Growth     Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Capital
                                             Manager Conservative Growth Fund

BB&T Capital Manager Moderate Growth         Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Capital
                                             Manager Moderate Growth Fund

BB&T Capital Manager Growth                  Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Capital
                                             Manager Growth Fund

BB&T Capital Manager Equity                  Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Capital
                                             Manager Equity Fund

BB&T Small Cap                               Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Small Cap
                                             Fund

BB&T Equity Index                            Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Equity
                                             Index Fund

BB&T National Tax-Free Money Market          Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T National
                                             Tax-Free Money Market Fund

BB&T Special Opportunities Equity            Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Special
                                             Opportunities Equity Fund

BB&T Equity Income                           Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the BB&T Equity
                                             Income Fund

Sterling Capital Small Cap Value             Annual rate of one percent (1.00%) of the
Fund - C Shares                              average daily net assets of the Sterling Capital
                                             Small Cap Value Fund

BB&T FUNDS


By:
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Title:
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[                       ]
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By:
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Title:
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